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                               INDENTURE OF LEASE

           THIS INDENTURE OF LEASE ("Lease") made as of the 7th day of June, 1994, by and between SDI TECHNOLOGIES, INC., a Delaware corporation, (successor in interest to Soundesign Corporation), having an office at 1299 Main Street, Rahway, New Jersey 07065 ("Landlord"), and B. DALTON BOOKSELLER, INC., a Minnesota corporation, having an office at 122 Fifth Avenue, New York, New York 10011 ("Tenant").

                          FUNDAMENTAL LEASE PROVISIONS

Building:                              308 Herrod Boulevard
                                       South Brunswick, New Jersey

Landlord:                              SDI Technologies, Inc.
                                       1299 Main Street
                                       Rahway, New Jersey 07065

Tenant:                                B. Dalton Bookseller, Inc.
                                       122 Fifth Avenue
                                       New York, New York 10011

Tenant's Trade Name:                   Barnes & Noble

Main Term:                             Expires: September 30, 1995
                                       Approximately 15 months

Renewal Term(s):                       See Addendum To Lease

Rent Commencement Date:                The later to occur of (a) July 1, 1994
                                       and (b) the date on which Landlord
                                       delivers to Tenant the approvals
                                       described in Section 4 of the Addendum to Lease.

Basic Rent:                            See Addendum To Lease

GLA of the Premises:                   100,000 square feet

Use: For the warehousing, processing, packaging and distribution of books, book related products, and other items customarily sold in Barnes & Noble, B. Dalton and Doubleday stores, for general offices in connection therewith, and for no other purpose.


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                       ARTICLE 1. INTRODUCTORY PROVISIONS

           Section 1.01 References and Conflicts. The items described in the Fundamental Lease Provisions are intended for easy reference and shall be deemed to incorporate all of the terms and provisions relating thereto contained elsewhere herein and shall be read in conjunction therewith. In the event of a conflict between any such Fundamental Lease Provisions and any other provision hereof, such other provision shall control.

           Section 1.02 General Definitions.

                (a) "Building" means the 300,137 square foot building located on the Land and in which the Premises are located.

                (b) "Common Areas" means all areas, facilities and improvements provided on the Land or in the Building from time to time for the non-exclusive common use of tenants and other invitees of and to the Building, and shall include, but not be limited to, parking areas and facilities, stairways, escalators, elevators, service corridors, seating areas, truckways, ramps, delivery areas, landscaped areas, pedestrian and vehicular accessways, retaining walls, lighting facilities and ingress and egress areas thereto, except in each instance to the extent specifically included in the Premises or in portions of the Land and/or Building leased to other tenants.

                (c) "Fee Mortgage" means a certain mortgage made by Exit 8A, L.P. ("Overlandlord") in favor of The Bank of Tokyo, Ltd., New York Agency (the "Credit Bank") and Midlantic Bank, as successor Trustee (the "Trustee), to secure a Letter of Credit issued by the Credit Bank in favor of the Trustee, for the account of Overlandlord, in connection with the issuance by the New Jersey Economic Development Authority ("NJEDA") of certain NJEDA bonds designated "New Jersey Economic Development Authority Bonds (Exit 8A, L.P. - 1988 Project) (the "Bonds") and the loan of the proceeds of the sale of the Bonds to Overlandlord for the acquisition and construction of the Building, and all renewals, modifications, consolidations, replacements or extensions thereof; and "Fee Mortgagee" means the Credit Bank, Trustee of NJEDA, as applicable, or the holder of or secured party under any renewal, modification, consolidation, replacement or extension of any such Fee Mortgage.

                (d) "GLA" means with respect to the Premises and all other leasable areas, the number of square feet of area in the Building for the exclusive use by the occupant thereof and its customers and invitees. GLA of the Premises means 100,000 square feet. GLA of the Building means 300,137 square feet, subject to Section 1.03 hereof. Such GLA of the Building and the GLA of the Premises shall be utilized to calculate the GLA Fraction (as defined in Section 1.02(d) and to make any other calculations required to determine the Common Area Maintenance Costs (as hereinafter defined) and Tenant's proportionate share of Taxes (as hereinafter defined). It is agreed that the GLA of the Building and/or the Premises will be recalculated upon any increase or decrease in the size thereof, but not solely as a result of a change in the manner of determining GLA.

                (e) "GLA Fraction" means a fraction, the numerator of which shall be the GLA of the Premises and the denominator of which shall be the GLA of the Building.


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                (f) "Land" means those certain lots, parcels or pieces of land situate, lying and being in South Brunswick, New Jersey, located at 308 Herrod Boulevard and being more particularly described in Exhibit A annexed hereto and made a part hereof.

                (g) "Lease Interest Rate" means the lessor of (i) the rate announced by Citibank, N.A. or its successor from time to time as its prime or base rate, plus 2%, or (ii) the maximum payable legal rate, if any.

                (h) "Premises" means the space situated in the Building and on the Land in the locations marked as "Premises" on Exhibit B (including Tenant's exclusive loading docks and exclusive parking area).

                (i) "Underlying Lease" means a certain Agreement of Lease in respect of the Land and the Building, dated June 28, 1988, between Overlandlord, as landlord, and Soundesign Corporation, as tenant, and any amendment, modification, renewal, replacement or extension thereof.

           Section 1.03 Changes to Building. Landlord may at any time and from time to time add land to or eliminate land from the Building, or eliminate land from the Building, or eliminate or add any improvements, or changes or consent to a change in the shape, size, location, number, height or extent of the improvements to any portion of the Building. Landlord shall not, however, change the dimensions of the Premises or materially adversely affect the access to or parking for the Premises or Tenant's ability to conduct its business in the Premises without Tenant's prior written consent. Landlord shall, upon any such changes to the Building, recalculate the GLA the Building for the purposes hereof.

                          ARTICLE 2. LEASE OF PREMISES

           Section 2.01 Lease of Premises. Landlord, in consideration of the Rent (as hereinafter defined) to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby leases and takes and hires from Landlord, for the Term and any Renewal Term(s) ("Term"), at the rental, and upon the covenants and conditions herein set forth, the Premises (including the exclusive right to use the loading docks and exclusive parking area identified on Exhibit B).

           Section 2.02 Premises Leased "AS-IS". Landlord agrees to deliver the Premises to Tenant on the date hereof, broom clean, and Tenant agrees that Landlord is under no obligation to prepare the Premises for Tenant's occupancy. Tenant represents that the Premises, sidewalks, parking areas, loading docks and Common Areas, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant agrees that it will accept the same in the condition or state in which they or any of them are at the date hereof, without representation or warranty, express or implied in fact or by law. Tenant acknowledges that Landlord has prior to the date hereof removed the fence located in the Premises. Notwithstanding anything to the contrary herein contained, Landlord represents to Tenant that (a) to the best of Landlord's knowledge, except for such specific requirements as are occasioned by Tenant's proposed manner of use of the Premises, the Building is in compliance with all requirements of applicable law which are conditions precedent to issuance of a certificate of occupancy for the Premises, (b) to the best of Landlord's knowledge, the Building structure is free from material defects, the Building systems are in good working order, and there are no material leaks in the roof of the Premises, and (c) to the best of Landlord's knowledge, there are no Hazardous Materials (as hereinafter


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defined) in the Premises. Landlord shall use its best efforts to enforce
Tenant's exclusive right to use Tenant's exclusive loading docks and parking areas as set forth on Exhibit B, against all other persons including, without limitation, other tenants of the Building and their employees, agents and invitees.

                                 ARTICLE 3. TERM

           Section 3.01 Term of this Lease. The "Term of this Lease" (sometimes herein called the "Term") shall include the Preliminary Term, the Main Term and any renewal term ("Renewal Term").

           Section 3.02 Preliminary Term. The "Preliminary Term" shall begin as of the date of this Lease and, unless sooner terminated as herein provided, continue thereafter through the day immediately prior to the Rent Commencement Date.

           Section 3.03 Main Term. The "Main Term" shall mean the period starting on the Rent Commencement Date and, subject to the other terms and conditions of this Lease, ending on the date set forth under Fundamental Lease Provisions. "Lease Year" means each successive twelve (12) month period during the Term commencing with the first day of the month in which the Rent Commencement Date occurs, except that the first Lease year shall mean the Main Term.

                                 ARTICLE 4. RENT

           Section 4.01 Tenant's Agreement to Pay Rent. Tenant hereby agrees to pay for the use and occupancy of the Premises during the Term, at the times and in the manner herein provided, the Basic Rent and Additional Rent. As used in this Lease, the term "Rent" means, collectively, the Basic Rent and Additional Rent.

           Section 4.02 Rent Commencement Date. As used in this Lease, the term "Rent Commencement Date" shall mean the date set forth under Fundamental Lease Provisions as such.

           Section 4.03 Basic Rent. Tenant shall pay Landlord as Basic Rent for each Lease year the amount set forth on the Addendum To Lease attached hereto and made a part hereof (the "Addendum To Lease"), which basic Rent shall be payable in equal monthly installments, in advance, on the first day of each calendar month, except that if the Rent Commencement Date is not the first day of a calendar month, then that porion of such rent which is attributable to the days in that first partial calendar month shall be paid, in advance, on the Rent Commencement Date.

           Section 4.04 Additional Rent. In addition to Basic Rent, Tenant shall pay, as additional rent (herein sometimes collectively called "Additional Rent"), all other sums of money or charges of whatever nature required to be paid by Tenant to Landlord pursuant to this Lease, whether or not the same is designated as "Additional Rent."

           Section 4.05 Where Rent Payable And To Whom: No Deductions.

                (a) Rent payable by Tenant under this Lease shall be paid when due, without prior demand therefor (in the case of Basic Rent) and without deduction, setoff, counterclaim, or abatement (except as otherwise herein provided), by Tenant to Landlord at the address of Landlord set forth under Fundamental Lease provisions, or to such payee and/or at such other


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place as may be designated from time to time by notice from Landlord to Tenant.
At the end of the Term of this Lease provided Tenant is not in default, Landlord shall refund to Tenant any amount of excess Rent paid to Landlord and any other amounts due from Landlord to Tenant.

                (b) In the event any installment of Basic Rent under this Lease shall not be paid to Landlord within ten (10) days of when due, a "Later Charge" of five cents ($.05) per each dollar so overdue may be charged by Landlord, as Additional Rent, for the purpose of defraying Landlord's administrative expenses incident to the handling of such overdue payments.

                        ARTICLE 5. TAXES AND ASSESSMENTS

           Section 5.01 Tenant's Proportionate Share. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant's proportionate share during the Main Term and any Renewal Term of all real estate and other ad valorem taxes and assessments of every kind and nature (including, but not limited to, general and special assessments, foreseen as well as unforeseen) with respect to the Land and Building. Landlord represents that the Land and Building are assessed separate from any other property. Such taxes and assessments are collectively called the "Taxes" in this Lease. Tenant's proportionate share of the Taxes shall be an amount equal to the product obtained by multiplying the Taxes, and Landlord's reasonable expenses in obtaining or attempting to obtain any refund or reduction thereof, by the GLA Fraction (with daily proration for any Partial Lease year). With respect to any assessments which may be levied as part of the Taxes, or which may be evidenced by improvements or other bonds, or other bonds, or may be paid in installments, only the amount of such installment (with daily proration for any Partial Lease year) and statutory interest shall be included within the computation of Taxes hereunder. Nothing contained in this Lease, however, shall be deemed or construed to require Tenant to pay or discharge: (a) any tax or increase thereof which may be levied as a result of the voluntary or involuntary assignment or transfer of all or any portion of Landlord's interest not he Land and/or the Building; (b) any tax upon the income, profits or business of Landlord; (c) any personal property taxes, capital levy, franchise, gross receipts, revenue, inheritance or estate taxes, income or profit, gift, payroll or stamp tax which may be levied against the estate or interest of Landlord, however such taxes may be designated, even though such taxes may become a lien against the Land and/or the Building, unless during the Term and any Renewal Term, in lieu of the whole or any part of Taxes, there shall be substituted therefor any of the foregoing, but only to the extent the same would be payable if the Building was the only property of the Landlord; or (d) any assessment for special improvements heretofore installed or to be installed in connection with the initial development of the building, such as, without limitation, the widening of the exterior roads, the installation and/or hook up to sewers and sewer lines, sanitary and storm drainage systems and other utility lines and installations (whether public or private). Taxes which are attributable to the first and last Lease Years shall be prorated based on a three hundred sixty-five (365) day year and apportioned between Landlord and Tenant such that Tenant shall only be responsible for Tenant's proportionate share of Taxes which are allocable to the main Term and any Renewal Term.

           Section 5.02 Payment By Tenant. The tax payment required under this Article shall be paid by Tenant to Landlord quarterly, within thirty (30) days of Landlord's presentation to Tenant of evidence of the amount of Taxes so paid, together with a copy of the bill from the taxing authority and a calculation of Tenant's proportionate share thereof.


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           Section 5.03 Tenant's Business Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon its leasehold interest, trade fixtures, furnishings, equipment, leasehold improvements, alterations, changes and additions made by Tenant, merchandise and personal property of any kind owned, installed or used by Tenant in, on or upon the Premises.

           Section 5.04 Sales Tax. Tenant, and not Landlord, shall pay, when due and payable, any sales or use tax, or other excise, tax or assessment, if any, now or hereafter levied or assessed upon or against Tenant's or Landlord's interest in the Rent to be paid under this Lease, or any portion thereof, or Landlord's interest in this Lease. If at any time during the Term, a tax, imposition, assessment or excise on rents or other tax, however described, is levied or assessed against Landlord's interest in this Lease or the Rent hereunder, as a substitute in whole or in part for any Taxes, then Tenant hereby agrees that the amount thereof shall be deemed to be Taxes to the extent of such substitution. Should the appropriate taxing authority require that any such tax, excise and/or assessment be collected by Landlord for or on behalf of such taxing authority, then such tax, excise and/or assessment shall be paid by Tenant to Landlord as Additional Rent in accordance with the terms of any notice from Landlord to Tenant to such effect.

           Section 5.05 Refunds. Tenant shall be entitled to Tenant's proportionate share of any refund or rebate of Taxes, less Landlord's reasonable expenses incurred in connection therewith, which are allocable to the Main Term and any Renewal Term.

                              ARTICLE 6. UTILITIES

           Section 6.01 Utilities. Tenant shall obtain and pay for Tenant's use of all gas, water, electricity, telephone, sanitary sewer and other utility services used, rendered, or supplied to or in connection with the Premises by direct application to or arrangement with the applicable public utility company or companies servicing the Building.

           Section 6.02 No Liability. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric, gas, water, telephone, sanitary sewer or other utility service is changed or interrupted or is no longer available or suitable for Tenant's requirements, except and to the extent due to the acts or negligence of Landlord, its agents, employees or contractors, in which event the provisions of Section 22.17 hereof shall apply.

           Section 6.03 Failure to Pay. Landlord may, in the event the charge for any such utility is not paid by Tenant, pay the same to the utility company or agency furnishing the same, and any amounts paid by Landlord shall be paid by Tenant as Additional Rent hereunder for the month next following such payment by Landlord, together with interest thereon at the Lease Interest Rate.

           Section 6.04 Trash and Garbage Removal. Tenant shall be solely responsible for trash and garbage removal from the Premises. In the event Landlord elects to furnish such service to the tenants in the Building, Tenant agrees to use only the service provided by Landlord and to pay for such service monthly, as Additional Rent, in accordance with a uniform schedule of charges to be established by Landlord; provided, however, that


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Landlord's charges therefor shall be commercially reasonable for the services so provided.

                           ARTICLE 7. USE OF PREMISES

           Section 7.01 Sole Use And Trade Name. Tenant shall use the premises solely for the purpose and under the trade name set forth under fundamental Lease Provisions. Tenant shall, at its expense, procure any and all governmental licenses and permits, including without limitation, certificates of occupancy, required for the conduct of Tenant's business on the Premises (provided, however, that Landlord shall, at its expense, perform such work, if any, to the structure or external portions of the Building and Common Areas as is necessary to obtain Tenant's certificate of occupancy if and to the extent not required, directly or indirectly, as a result of Tenant's manner of use of the Premises) and shall, at all times, comply with the requirements of each such license and permit. Landlord does not represent or warrant that it will obtain for Tenant (or that Tenant will be able to obtain) any license or permit.

           Section 7.02 Operational Requirements. Tenant agrees that it:

                (a) will keep all mechanical apparatus free of vibration and noise which my be transmitted beyond the confines of the Premises; will not cause or permit strong, unusual, offensive or objectionable noise, odors, fumes, dust or vapors to emanate or be dispelled from the Premises nor burn trash or store or permit accumulations of any trash, garbage, rubbish or other refuse outside of the Premises except in compactors or other receptacles until removed from the Premises;

                (b) will not load or permit the loading or unloading or permit the loading or unloading of merchandise, supplies or other property, nor ship, nor receive, outside Tenant's exclusive parking area and entrance shown on Exhibit B as Tenant's exclusive loading dock and other areas and entrances comprising a part of the Premises; will not permit the parking or standing outside of said area of trucks, trailers, or other vehicles or equipment engaged in such loading or unloading in a manner which may unreasonably interfere with the use of any Common Areas or any pedestrian or vehicular use; will deep its exclusive loading dock area(s), if any, free of refuse;

                (c) will not paint or decorate any part of the exterior of the Premises, or change the architectural treatment thereof, without first obtaining Landlord's written approval of such painting or decoration;

                (d) will keep the inside and outside of all glass in the doors and windows of the Premises clean and will replace any glass broken with glass of the same kind, size and quality; will not place or maintain any merchandise, vending machines or other articles, on the sidewalks adjacent to the Premises or elsewhere on the exterior thereof; will maintain the Premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin, and other pests;

                (e) will comply with all applicable federal, state and local environmental and other laws, rules, regulations, guidelines, judgments or orders and all recommendations of any public agency having authority over insurance rates with respect to the manner of use or occupancy of the Premises by Tenant; and will not use or permit the use of any porion of the Premises for any unlawful purpose; and


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                (f) will not place or suffer to be placed or maintain on the exterior walls of or roof over the Premises any sign, advertising matter or other thing of any kind, without Landlord's prior written approval, which shall not unreasonably be withheld or delayed.

                             ARTICLE 8. COMMON AREAS

           Section 8.01 Use Of Common Areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged during the Term to use the Common Areas for their respective intended purposes in common with other persons.

           Section 8.02 Common Area Maintenance Costs; Roof.

                (a) All Common Area Maintenance Costs incurred by Landlord shall be charged and prorated in the manner hereinafter set forth. In this Lease, the term "Common Area Maintenance Costs" shall mean all sums reasonably incurred in connection with the management of the Building and the operation, maintenance and repair of the Common Areas, including but not limited to, the costs and expenses of:

                       (i) operating, maintaining, repairing, replacing, lighting (including, without limitation, the cost of the electricity therefor), cleaning, painting, and stripping of, and removing snow, ice and debris from, the Common Areas, maintaining and repairing sanitary drainage systems and other utility systems, Building signs and directories, directional signs and markers, and on-site traffic regulation and control signs and devices;

                       (ii) premiums for insurance, if any, provided by Landlord with respect to the Building and the Common Areas, including, without limitation, liability insurance for bodily injury, death and property damage and insurance on the Building and Common Areas against fire, extended coverage, theft or other casualties;

                       (iii) exterior planting, replanting and replacing of flowers, shrubbery, plants, trees and other landscaping, and all water used to irrigate flowers, shrubbery, plants, trees and other landscaping constituting a part of the Common Areas;

                       (iv) repair and maintenance of the Building structure and roof (subject to the provisions of Section 8.06);

                       (v) maintenance and repair of any machinery and equipment used in operation and maintenance of the Common Areas and all personal property taxes and other charges incurred in connection with such equipment, if any; and

                       (vi) all license and permit fees and surcharges in connection with any of the foregoing.

                (b) Notwithstanding the foregoing, Common Area Maintenance Costs shall not include:

                       (i) the cost of any repair or replacement required of Landlord pursuant to the reconstruction obligations of Section 11.01;

                       (ii) depreciation;


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                       (iii) the salary of any of Landlord's home office
personnel;

                       (iv) all costs incurred in connection with or directly related to the original construction (as distinguished from operation and maintenance) of the Building and/or the Premises or any expansion or renovation thereof;

                       (v) interest or payments on any financing for the Building;

                       (vi) the cost of correcting defects in or inadequacies of the design or construction of the Building or replacement of any of the original materials or equipment required as a result of such defects or inadequacies;

                       (vii) any expense resulting from the negligence of Landlord, its agents, servants or employees;

                       (viii) the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Building;

                       (ix) reserves for anticipated future expenses;

                       (x) legal and accounting fees, leasing commissions, so-called "take-over" or "buy out" obligations, advertising expenses and other costs incurred in connection with development or leasing of the Building or future re-leasing of the Building;

                       (xi) any items for which Landlord is reimbursed by insurance (or for which Landlord would have been so reimbursed but for Landlord's failure to comply with its obligations under Section 10.02 hereof) or otherwise compensated, including direct reimbursement by any tenant;

                       (xii) any bad debt loss, rent loss or reserves for bad debts or rent loss;

                       (xiii) the cost (or any depreciation or amortization thereof) of any alteration, addition, replacement, improvement, fixture and equipment which under generally accepted accounting principles consistently applied as pertaining to the real estate industry are properly classified as a capital expense;

                       (xiv) the cost of providing improvements within the premises of any tenants in the Building at any time;

                       (xv) any and all costs associated with the operation of the business of the entity which constitutes Landlord, which costs are not directly related to the operation, management, maintenance and repair of the Building (by way of example, without limiting the foregoing, the formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefor, costs of defending any lawsuits (including, without limitation, expenses and legal fees incurred in enforcing leases against tenants), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, and costs of any disputes between Landlord and its employees);

                       (xvi) rent payable under any Underlying Lease;


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                       (xvii) all costs and expenses associated with the removal
and clean-up of asbestos, hazardous wastes or toxic substances;

                       (xviii) off-premises supervisory personnel or property manager(s);

                       (xix) Taxes;

                       (xx) expenses relating to vacant or vacated space, including, without limitation, utility and renovation costs; and

                       (xxi) amounts paid to entities affiliated with Landlord to the extent that such amounts are commercially unreasonable.

                (c) Landlord may cause any or all maintenance services for the Common Areas to be provided by an independent contractor or contractors or other parties.

           Section 8.03 Tenant's Proportionate Share.

                (a) Tenant shall pay to the Landlord, as Additional Rent, Tenant's proportional Rent, Tenant's proportionate share of Common Area Maintenance Costs in the manner set forth in Section 8.03(b) and (c) below. Tenant's proportionate share of Common Area Maintenance Costs for each Lease year shall be an amount equal to the Common Area Maintenance Costs incurred by Landlord during that period multiplied by the GLA Fraction.

                (b) Tenant shall pay Landlord on the Rent Commencement Date and on the first day of each calendar month of the Main Term thereafter amounts estimated by Landlord to be Tenant's monthly proportionate share of the Common Area Maintenance Costs. Landlord may adjust either or both of said amounts at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated costs; provided, however, that there shall be no more than four (4) such adjustments in any Lease Year.

                (c) Within ninety (90) days following the end of each Lease Year or, if Landlord shall elect not to collect monthly estimates of Tenant's proportionate share of Common Area Maintenance Costs, periodically but not more often than quarterly, Landlord shall furnish to Tenant a statement covering such period just expired, certified as correct by an authorized representative of Landlord, showing Common Area Maintenance Costs and the amount of Tenant's proportionate share of each of such costs for such period and the payments theretofore made by Tenant with respect thereto. If Tenant's aggregate payments for such Costs, if any, are greater than Tenant's proportionate share of such Costs, Landlord shall reimburse Tenant for the amount of any such excess; if such payments, if any, are less than such proportionate share, Tenant shall pay to landlord the difference upon request, in either case within thirty (30) days of the Tenant's receipt of such statement.

           Section 8.04 Changes By Landlord. Landlord shall at all times have the fight and privilege of determining the nature and extent of the Common Areas, and of making such changes, rearrangements, additions or reductions therein and thereto from time to time which in its opinion are deemed to be desirable and for the best interest of a significant number of the persons using the Common Areas, or which are made as a result of any federal, state or local environmental or other law, rule, regulation, guideline, judgment or order, including but not limited to, the location, relocation, enlargement, reduction or addition of driveways, entrances,


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exits, automobile parking spaces, employee and invitee parking areas, the direction of flow of traffic, installation of prohibited areas, landscaped areas, and any and all other facilities of the Common Areas. Landlord (or others entitled to) may from time to time make alterations, reductions, or additions to the Common Areas or Building or any lands added thereto, construct additional buildings or improvements on the Common Areas or elsewhere and make alterations thereto, build additional stories on the Building, construct multi-level or elevated or underground parking facilities, and construct roofs, walls, and any other improvements over, or in connection with any part of, or all of, the Common Areas in order to enclose same. Landlord shall not, however, change the dimensions or location of the Premises or materially adversely affect the access to or parking for the Premises and no such changes shall materially adversely affect the conduct of Tenant's business.

           Section 8.05 Exclusive Parking Area. Tenant and its employees shall park their vehicles only in Tenant's exclusive parking area designated as such on Exhibit B. Tenant shall furnish Landlord with a list of Tenant's and its employees' vehicle license numbers within fifteen (15) days after landlord's request therefor and Tenant shall thereafter notify Landlord of any and all changes, additions and deletions to or from such list within five (5) days after each such change occurs. Tenant shall notify each of its employees of the provisions of this Section prior to their commencing any employment connected with the Premises. Notwithstanding anything to the contrary herein contained, Tenant shall only park or store truck trailers in Tenant's exclusive parking area and adjacent to Tenant's exclusive loading docks and not in the Common Areas. Landlord shall have the right to restrict the use of the designated driveways and parking areas to one or more specified tenants, provided that any such restriction does not materially adversely affect access to or parking for the Premises or materially adversely affect the conduct of Tenant's business thereat. Tenant shall cause its officers, employees and invitees to remove their motor vehicles from Tenant's exclusive parking area and Common Areas at the end of each working day. If any motor vehicle owned or operated by Tenant or by any of its officers, employees or invitees remains in Tenant's exclusive parking area or Common Areas overnight and the same interferes with the cleaning or maintenance thereof (including snow removal), Tenant shall reimburse Landlord for any costs incurred by Landlord for moving such motor vehicles and shall hold harmless Landlord and its contractor from and against all claims for damages on account of any loss or damage to such motor vehicle, except to the extent caused by the negligence or willful misconduct of Landlord or its agents.

           Section 8.06 Roof. Notwithstanding anything to the contrary herein contained, Tenant shall, at Tenant's sole cost and expense, repair all leaks to the roof comprising a part of the Premises, provided that the aggregate cost thereof does not exceed $3,000.00 during the Main Term and $3,000.00 in any Renewal Term. Landlord shall make all other repairs and replacements thereto as more fully provided in Section 12.03 hereof.

                          ARTICLE 9. CONSTRUCTION WORK

           Section 9.01 Approvals And Standards. Tenant shall not perform any construction or make any alterations, additions or changes in or to the Premises at any time during the Term (herein sometimes collectively called "Construction Work") without Landlord's prior written consent, which consent shall not unreasonably be withheld, conditioned or delayed. In no event shall Tenant make or cause to be made any penetration through any roof, floor or exterior, party or corridor wall without the prior written consent of

Landlord. Tenant shall be directly responsible for any and all damages, including, without limitation, damages to the Building, the Premises and the premises of other tenants in the Building resulting from any of Tenant's Construction Work, whether or not Landlord's consent therefor was obtained. Any and all Construction Work which is consented to by Landlord shall be performed in accordance with (a) plans and specifications prepared by a licensed architect or engineer and approved in writing by the Landlord before the commencement of the Construction Work, if applicable, (b) if applicable, all necessary governmental approvals and permits, which approvals and permits Tenant shall obtain at its sole expense, and (c) all applicable laws, rules, regulations and building codes relating thereto. All Construction Work shall be performed in a good and workmanlike manner and diligently prosecuted to completion. Any Construction Work performed by Tenant without Landlord's consent shall be returned to its original condition at Tenant's expense upon request by Landlord. Tenant shall perform any Construction Work in such a manner as not to unreasonably obstruct the access to the premises of any other occupant of the building or unreasonably obstruct the Common Areas. Landlord hereby approves Tenant's rack design for the Premises as set forth on Exhibit C attaches hereto and made a part hereof, subject to Tenant's obligation to obtain all necessary governmental approvals, including a certificate of occupancy, in connection therewith.

           Section 9.02 Insurance And Reconstruction. In the event Tenant shall perform any Construction Work, none of the Construction Work need be insured by Landlord under such insurance as Landlord may carry upon the Building, nor shall Landlord be required under any provisions of this Lease relating to reconstruction of the Premises to reconstruct or reinstall any such Construction Work.

           Section 9.03 Mechanic's Liens.

                (a) Tenant will not permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished by any contractor, subcontractor, mechanic, laborer or materialman or pursuant to any mortgage, conditional sale, security agreement or chattel mortgage, or otherwise by or for Tenant) which might be or become a lien or encumbrance or charge upon the Building or any portion thereof or the income therefrom. Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Building or any portion thereof might be impaired. If any lien or notice of lien on account of any alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work on the Premises shall be filed against the Building or any portion thereof, Tenant shall within thirty (30) days after demand from Landlord, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, landlord may, but shall not be obligated to, discharge such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

                (b) Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or Tenant's contractor in the Premises. No work which Landlord permits Tenant to do shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent by Landlord to Tenant to improve the Premises.

                (c) the provision(s) of this Section 9.03 shall apply with respect to any Construction Work performed in the Premises by Tenant or any permitted assignee or sublessee at any time during the Term hereof.

                       ARTICLE 10. INDEMNITY AND INSURANCE

           Section 10.01 Tenant's Insurance.

                (a) Tenant further covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, general public liability insurance covering the Premises and Tenant's use thereof, against claims for personal or bodily injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection of not less than $3,000,000 for injury to or death of any number of persons arising out of any one occurrence and such insurance against property damage to afford protection of not less than $1,000,000 for any instance of property damage or a combined single minimum coverage of not less than $3,000,000. The insurance coverage required under this
Section 10.01(a) shall, in addition, extend to any liability of Tenant arising our of the indemnities provided for in Section 10.03 and during the period of any Construction Work.

                (b) All policies of insurance provided for in Section 10.01(a) shall be issued in form reasonably acceptable to landlord by insurance companies with a financial rating of not less than VIII and a general policy holders rating for "A" as rated in the most current available "Best's" Insurance Reports, and qualified to do business in the State of New Jersey. Each such policy:

                       (i) shall be issued in the name of Tenant with Landlord and any managing agent of Landlord (of which Tenant has been notified in writing) as additional insureds thereunder;

                       (ii) shall (or a certificate thereof shall) be delivered to Landlord at or prior to delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                       (iii) shall contain a provision that the insurer will give to Landlord at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance;

                       (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

                       (v) shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant.

                (c) Tenant agrees to permit Landlord at all reasonable time to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are not delivered to Landlord.

                (d) Tenant shall be responsible for the maintenance and replacement of the plate glass, if any, on the Premises but shall be entitled, at its election, to self-insure such risk.

                (e) Tenant may maintain the insurance required hereunder under blanket policies covering the Premises and any other premises of Tenant or companies affiliated with Tenant, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

           Section 10.02 Landlord's Insurance.

                (a) Landlord shall at all times during the Term carry and maintain the following types of insurance in the amounts specified and in the form hereinafter provided for:

                       (i) Public Liability and Property Damage. General public Liability Insurance covering the Common Areas against claims for bodily injury or death and property damage occurring upon, in or about the Common Areas, such insurance to afford protection to the limit of not less than $3,000,000 in respect of injury or death to any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $1,000,000 in respect of any instance of property damage or a combined single minimum coverage of not less than $3,000,000.

                       (ii) Landlord's Real and Personal Property. Insurance covering the Building (excluding Tenant's improvements and personal property) in an amount not less than one hundred percent (100%) of full replacement cost (exclusive of the cost of excavations, foundations and footings), from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord amy from time to time determine.

                (b) Any insurance provided for in Section 10.02(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided that the requirements of
Section 10.02(a) are otherwise satisfied.

                (c) Tenant shall have no rights in any policy or policies maintained by Landlord and shall not be entitled to be a named insured thereunder, by reason of payment as part of the Common Area Maintenance Costs, of its proportionate share of Landlord's premiums for the insurance provided for in this Section 10.02.

           Section 10.03 Indemnification by Tenant. Tenant agrees that Landlord shall not be liable for any damage or liability or any kind or for injury or death of persons or damage to property of tenant or any other person during the Term, from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding under Tenant. Tenant does hereby indemnify and save harmless Landlord from all claims, actions, demands, costs and expenses and liability whatsoever, including reasonable attorneys' fees, on account of any such real or claimed damage or liability, and form all liens, claims and demands occurring in, or at the Premises, or arising out of the construction, use, occupancy or enjoyment of the Premises and its facilities, or any repairs or alterations which Tenant may make upon the Premises, or occasioned in whole or in part by any act or omission of Tenant, its agents, contractors, servants, employees or invitees. Tenant shall not, however, be liable for damage or injury occasioned by the acts of Landlord or its agents, contractors, servants or employees.

           Section 10.04 Mutual Waivers. Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the property of Landlord or Tenant, as the case may be, arising from any risk generally covered by fire and extended coverage insurance, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that such insurer or insurers may have against Landlord or Tenant, as the case may be. Tenant and Landlord shall each use its best efforts to obtain such waiver from its insurers.

           Section 10.05 Compliance With Governmental Requirements. Tenant agrees at its own expense to comply with all requirements of governmental authorities having jurisdiction over the premises and its use and occupancy, to the extent attributable, directly or indirectly, to Tenant's manner of use of the Premises, including but not limited to, installation of fire extinguishers or automatic dry chemical extinguishing systems, any changes, modifications or alterations in the sprinkler system, if any, or additional sprinkler had or the location of partitions, trade fixtures or other contents of the Premises. Landlord agrees at its own expense to comply with all requirements of governmental authorities having jurisdiction over the Land and the Building, if and to the extent (a) Tenant is not otherwise obligated hereunder so to do and
(b) the failure to so comply with require Tenant to vacate all or any material portion of the Premises or materially adversely affect the conduct of Tenant's business therein or thereat or subject Tenant to loss, liability, cost or expense upon any failure to so vacate all or such portion of the Premisses.

           Section 10.06 Effect On Landlord's Insurance. Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies of insurance against loss or damage by fire or other hazards, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord or which will in any way cause an increase in the insurance rates upon any portion of the Building. Landlord acknowledges and agrees that Tenant's rack design, as set forth on Exhibit C, shall not be deemed to so increase such insurance premiums.

           Section 10.07 Limit Of Landlord's Responsibility. Except as otherwise provided for in Section 22.17 hereof, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned through the acts or omissions of persons occupying space adjoining the Premises or any other part of the Building, or for any loss or damage to the Tenant or its property from bursting, stoppage or leasing of water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any cause whatsoever. Such limitation of responsibility and liability shall not, however, apply to Landlord's active negligence or willful acts, except to the extent such negligence and willful acts are waived by Tenant pursuant to Section 10.04.

                           ARTICLE 11. RECONSTRUCTION

           Section 11.01 Landlord's Duty To Reconstruct. In the event the Building is damaged or destroyed by fire or other casualty, Landlord shall (subject to being able to obtain all necessary permits and approvals therefor, including, without limitation, permits and approvals required from any agency or body administering environmental laws, rules or regulations), within thirty (30) days after such damage or destruction (unless Landlord or Tenant terminates this Lease pursuant to Section 11.02), commence to (a) repair or reconstruct the Building, and (b) repair or reconstruct the Premises to substantially the same condition as the Premises were originally delivered to Tenant. Landlord shall prosecute all such work diligently to completion.

           Section 11.02 Termination. Landlord shall have the option to terminate this Lease upon giving written notice to Tenant of the exercise thereof within thirty (30) days after the Building is damaged or destroyed if:

                (a) the Premises are rendered wholly unfit for carrying on Tenant's business after damage to or destruction thereof from any cause; or

                (b) the Building is materially damaged or destroyed as a result of any risk not covered by insurance which Landlord is obligated to procure pursuant to Section 10.02(a)(ii) and Landlord simultaneously terminates all other leases in the Building; or

                (c) the reasonably estimated cost of each repair or reconstruction exceeds twenty-five percent (25%) of the replacement cost (exclusive of the cost of excavations, foundations and footings) of the Building and Landlord simultaneously terminates all other leases in the Building; or

                (d) twenty-five percent (25%) or more of the GLA in the Building immediately prior to the damage or destruction is rendered unfit for carrying on business therein and Landlord simultaneously terminates all other leases in the Building.

           Unless so terminated, this Lease shall continue in full force and effect; provided, however, if Landlord shall not have elected to terminate this Lease and (i) the repair or reconstruction shall not be substantially completed within ninety (90) days after such damage or destruction, or (ii) the Premises cannot reasonably be expected to be materially restored on or prior to the date which is ninety (90) days prior to the expiration of the Main Term or any Renewal Term, or (iii) if the Premises is rendered unfit for carrying on Tenant's business and Tenant therefore ceases to conduct business thereat for a period of ninety (90) days or (iv) if access to the Premises is denied upon such fire or casualty and cannot be restored within ninety (90) days after such denial, Tenant shall have the right to terminate this Lease upon written notice to Landlord. Upon any termination of this Lease under any of the provisions of this Section, the Rent shall be adjusted as of the date of such termination and the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to the Landlord, except for items which have theretofore accrued and are then unpaid.

           Section 11.03 Abatement Of Rent. If this Lease is not terminated by Landlord or Tenant pursuant to Section 11.02 after damage or destruction of the Building, and if the Premises are rendered wholly or partially unfit for carrying on Tenant's business, or if access thereto is denied by such damage or destruction, then the Basic Rent and the Additional Rent payable by Tenant under this Lease during the period which the Premises are so rendered unfit or access thereto is denied shall be abated in direct proportion to the percentage of the GLA of the Premises which is rendered unfit.

         ARTICLE 12. MAINTENANCE OF PREMISES, BUILDING AND COMMON AREAS

           Section 12.01 Tenant's Use Of Roof. Tenant is hereby given a non-exclusive right to use that part of the roof of the building located within the lines formed by projecting the perimeter wall lines of the premises vertically, such use being solely for the maintenance and repair by Tenant of the heating, ventilating and air conditioning system serving the office portion of the Premises; provided that no roof penetrations shall be made without Landlord's written consent, and provided further that Tenant shall, at its expense, promptly repair any damage or wear to the roof resulting in whole or in part from such use.

           Section 12.02 Tenant's Duty To Maintain Premises. Tenant will at all times, from and after delivery of possession of the Premises to Tenant, at its own cost and expense, maintain the Premises in good and tenantable condition, and make all needed repairs to the Premises and every part thereof. Tenant's obligations under this Section shall include, but not be limited to, repairing and maintaining items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen), walls, ceilings, utility meters, pipes and conduits outside the Premises which are installed by Tenant or that exclusively serve the Premises, all fixtures, heating, ventilating and air conditioning equipment (whether such heating, ventilating and air conditioning equipment is located inside the Premises or on the roof of the building and whether such equipment was installed by landlord or Tenant), sprinkler equipment and other equipment within the Premises, automatic adjusting loading bay devices or docks, all Tenant's signs, security grilles or similar enclosures, locks and closing devices, and all window sash, casement or frames, doors and door frames; provided, however, that Tenant shall not be required to make structural repairs and replacements to the Premises or any part thereof unless required, directly or indirectly, as a result of Tenant's manner of use of the Premises.

           Section 12.03 Landlord's Duty to Maintain Building. Landlord will at all times, from and after delivery of possession of the Premises to Tenant, at its own cost and expense subject to reimbursement of Common Area Maintenance Costs (if applicable), make all structural repairs and replacements, interior and exterior, to the building and the Premises, including the roof (subject to Section 8.06), roof membrane, parapet, leaders and gutters, foundations and bearing walls, whether ordinary or extraordinary, shall maintain and repair all Building systems which are not Tenant's obligation to maintain and repair pursuant to Section 12.02 and the Common Areas, shall replace the heating, ventilation and air conditioning equipment serving the Premises if inoperable or inadequate for its intended use and not repairable, in each case unless and to the extent caused by or required as a result of the misuse, act or neglect of Tenant or Tenant's agents, employees or invitees.

           Section 12.04 Right Of Access To The Premises. Landlord and its authorized representatives may enter the Premises upon reasonable advance notice during usual business hours for the purpose of inspecting the same. Tenant further agrees that Landlord may from time to time go upon the Premises and make any additions, alterations, or repairs to the Premises or to any utilities, systems or equipment located in, above or under the Premises which are required of Landlord pursuant to this Lease, are deemed necessary by Landlord in the exercise of sound property management practices, or are required in order to comply with the laws, ordinances, rules or regulations of any public authority or of risk insurers or of any similar public or private body; provided, however, that if in the course of prosecuting any such additions, alterations or repairs (other than such as are required by reason of Tenant's failure to perform its obligations hereunder or its agents, employees or invitees misuse, neglect or negligent acts), Tenant's use of the Premises in substantially the manner thereto fore used is materially adversely affected, tenant shall be entitled to an abatement of the Rent for the period and to the extent of such material adverse affect.

           Section 12.05 Conflict. To the extent, if any, that there is a conflict between this Article and Article 11, or between this Article and
Article 21, then Article 11 or Article 21, as applicable, shall prevail.

                   ARTICLE 13. FIXTURES AND PERSONAL PROPERTY

            Section 13.01 Tenant's Property; Removal. Any trade fixtures, removable light fixtures, signs, computers, shelving, inventory, showcases, equipment and other personal property of Tenant not a part of the Premises on the date hereof and not permanently affixed to the Premises shall remain the property of Tenant. Landlord acknowledges that Tenant's racks shall not be deemed to be permanently affixed to the Premises. Tenant shall have the right, at any time and from time to time during the Term, to remove any and all of its personal property which it may have stored or installed in the Premises. Tenant at its expense shall immediately repair any damage occasioned to the Premises by reason of installation or removal of any such personal property unless such damage is caused by Landlord's negligence or willful misconduct and shall replace any such personal property which is a part of the Premises on the date hereof and is removed by Tenant. If this Lease expires or is terminated for any reason except termination by Landlord pursuant to Section 11.02 and Tenant fails to remove such items from the Premises prior to such expiration or termination, or if this Lease is terminated by Landlord pursuant to Section 11.02 and Tenant fails to remove such items from the Premises on or before thirty (30) days after the effective date of such termination, then in any such event all such personal property shall thereupon become the property of Landlord, without further act by either party hereto, unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to its prior condition at Tenant's expense.

           Section 13.02 Improvements To Premises. All improvements to the Premises by Tenant, including, but not limited to alterations, changes and additions by Tenant, floor coverings and partitions, but excluding trade fixtures and signs and other personal property specified in Section 13.01, shall become the property for Landlord upon expiration or earlier termination of this Lease; provided, however, that Landlord may designate by written notice to Tenant those alterations, changes, and additions made in the Premises after the Rent Commencement Date which shall be removed by Tenant at the expiration or termination of this Lease, in which event Tenant shall promptly remove the same and repair any damage to the Premises caused by such removal or installation of such alterations, changes or additions; provided, however, that Tenant shall not be required to remove computer or telephone wiring.

                      ARTICLE 14. ASSIGNMENT AND SUBLETTING

           Section 14.01 Prohibited. Tenant shall not transfer, assign, sublet, enter into license or concession agreements, or mortgage or hypothecate this Lease of the Tenant's interest in and to the Premises or any part thereof (herein collectively referred to as "Transfer") without first obtaining in each and every instance the prior written consent of Landlord, which consent shall not unreasonably be withheld or delayed, and of any Overlandlord and Fee mortgagee. Any attempted Transfer shall not be binding upon Landlord and Fee Mortgagee. Any attempted Transfer shall not be binding upon Landlord and shall confer no rights upon any third person, unlet consented to as aforesaid. Any Transfer of this Lease from Tenant by liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term "Transfer" for the purposes of this Lease and shall be a violation of this Section. Consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. If this Lease or Tenant's interest in the Premises or any part thereof be transferred after having obtained Landlord's prior written consent thereto, Tenant agrees nevertheless to remain fully liable for the full performance of each and every obligation under this Lease to be performed by Tenant.

           Section 14.02 Merger, Consolidation, etc. Notwithstanding anything contained herein to the contrary, Tenant may, without the consent of Landlord, from time to time and at any time but provided that the conditions hereinafter set forth are fulfilled (i) assign or otherwise transfer this Lease to or (ii) sublet or otherwise permit the use of all or any portion of the Premises by, any of the following (each, a "Related entity"): (a) any parent, subsidiary or affiliate corporation or entity; or (b) any corporation resulting from the consolidation or merger of Tenant into or with any other entity; or (c) any person, firm, entity or corporation acquiring a majority of Tenant's issued and outstanding capital stock or substantially all of Tenant's physical assets; or
(d) any corporation or entity to which Tenant transfers or assigns a majority of the leases for Tenant's "Barnes & Noble" and/or "B. Dalton" stores. As used herein, the expression "affiliate corporation or entity" means a person or business entity, corporate or otherwise, that, through one or more intermediaries, controls or is controlled by, or is under common control with Tenant or is purchasing the business which Tenant conducts at the Premises. The word "control" means the right and power to direct or cause the direction of the management and policies of a person or business entity, corporation or otherwise, through ownership of voting securities, by contract or otherwise. In no event shall any stock transfer or public offering by Tenant, by any corporation holding the stock of Tenant or by any corporation to which this Lease has been transferred be deemed an assignment or require landlord's consent.

                         ARTICLE 15. DEFAULTS BY TENANT

           Section 15.01 Events Of Default. This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed as in this Lease set forth. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an "Event of Default" in this Lease):

                (a) the failure by Tenant to pay the Rent or any installment or year-end adjustment thereof when due pursuant to section 4.03 and 4.04, when such failure continues for a period of ten (10) days after written notice thereof;

                (b) if Tenant abandons the Premises;

                (c) the failure of Tenant to observe or perform any of the covenants, terms or conditions set forth in Article 14 (relating to assignment and subletting), when such failure continues for a period of ten (10) days after written notice thereof;

                (d) the failure of Tenant to observe or perform any of the other covenants, terms or conditions set forth in this Lease, when such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant (unless such failure cannot reasonably be cured within thirty
(30) days and Tenant shall have commenced to cure said failure within thirty
(30) days and continues to pursue the curing of the same until completed);

                (e) the estate created in Tenant hereby is taken in execution or by other process of law, or all or a substantial part of the assets of Tenant is placed in the hands of a liquidator, receiver or trustee (and such receivership or trusteeship or liquidation continues for a period of thirty (30) days), or Tenant makes an assignment for the benefit of creditors, or admits in writing that it cannot meet its obligations as they become due; or

                (f) subject to Section 365 of the Bankruptcy Law, Tenant is adjudicated a bankrupt, or Tenant institutes any proceedings under any federal or state insolvency or bankruptcy law as the same now exists or under an amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against Tenant under any such insolvency or bankruptcy law (and such proceeding not be removed within sixty (60) days thereafter). If any insolvency proceedings, such as those referred to in this Section 15.01(g), agree instituted against Tenant, the Premises shall not become an asset in any such proceedings.

           Section 15.02 Landlord's Remedies. Landlord may treat any Event of Default as a breach of this Lease. Landlord's failure to insist upon strict performance of any covenant, term or condition of this Lease or to exercise any right or remedy it has herein shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy. In addition to any and all other rights or remedies of Landlord in this Lease or by law or equity provided, Landlord shall have the following rights and remedies if there shall occur any Event of Default:

                (a) to terminate the Lease, and to re-enter the Premises and take possession thereof and to remove all persons therefrom, and Tenant shall have no further claim or right hereunder;

                (b) to bring suit for the collection of Rent and for damage (including, without limitation, reasonable attorneys' fees and the cost of repairing and reletting the Premises) without entering into possession of the Premises or canceling this Lease. Commencement of any action by Landlord for Rent and damages shall not be construed as an election to terminate this Lease and shall not absolve or discharge Tenant from any of its obligations or liabilities for the remainder of the Term; and

                (c) to retake possession of the Premises from Tenant by summary proceedings. To the extent permitted by law, Tenant waives notice of re-entry or institution of legal proceedings and any right of redemption, re-entry or repossession. Commencement of any action by Landlord for re-entry shall not be construed as an election to terminate this Lease and shall not absolve or discharge Tenant from any of its obligations or liabilities for the remainder of the Term. If, in the event of any ouster, Landlord re-lets the Premises, Tenant shall continue to be liable for the payment of any deficiencies in Rent after such re-let. In the event of any re-entry, Landlord shall have the right but not the obligation to remove any personal property from the Premises and place the same in storage at a public warehouse at the expense and risk of the owner.

           Section 15.03 Damages Upon Termination.

                (a) If Landlord elects to terminate this Lease under the provisions of Section 15.02(a) above, Landlord may recover from Tenant damages computed in accordance with the following formula in addition to its other remedies:

                       (i) the worth at the time of judgment of any unpaid Rent which has been earned at the time of such termination; plus

                       (ii) the worth at the time of judgment of the amount by which the unpaid Rent which would have been earned after termination until the time of judgment (provided the same is prior to the date scheduled to be the expiration of the Term) exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

                       (iii) the worth at the time of judgment of the amount by which the unpaid Rent for the balance of the Term after the time of judgment exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                       (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, without limitation, the cost of the repairing and reletting the Premises and reasonable attorneys' fees (but no other consequential damages); plus

                       (v) at the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. Damages shall be due and payable from the date of termination. As used in this Section, the phrase "worth at the time of judgment" is computed by adding to the past Rent due or discounting from unpaid future Rent, interest at the rate of eight and one-half percent (8.5%) per annum.

           Section 15.04 Landlord's Self-Help. In addition to Landlord's rights of self-help set forth elsewhere in this Lease, upon an Event of Default, Landlord shall have the right, but not the obligation, upon giving Tenant at least three (3) days prior written notice of its election to do so (in the event of any emergency no prior notice shall be required) to perform such obligations on behalf of and for the account of Tenant and to take all such action to perform such obligations. In such event, Landlord's reasonable costs and expenses incurred therein shall be paid for by Tenant as Additional Rent, forthwith, upon demand therefor, with interest thereon from the date Landlord performs such work at the Lease Interest Rate. The performance by Landlord of any such obligation shall not constitute a release or waiver of Tenant therefrom.

                       ARTICLE 16. LIABILITY OF LANDLORD

           Section 16.01 Limitation. Tenant agrees that the obligations of Landlord under or with respect to this Lease do not constitute personal obligations of Landlord or of the partners, trustees, directors, officers, shareholders, beneficiaries or advisors of Landlord or of any partnership which is a partner of Landlord, or any of them, and shall not create or involve any claim against, or personal liability on the part of, Landlord or the partners, trustees, directors, advisors, shareholders or officers of Landlord or of any partnership which is a partner of Landlord and that Tenant and all persons claiming by or under Tenant will look solely to the interest of Landlord and Overlandlord (for so long as Overlandlord is Exit 8A, L.P. or any entity affiliated therewith) in the Land and Building for satisfaction of any liability of Landlord in respect of this Lease and will not seek recourse against any other assets of Landlord or against the partners, trustees, directors, advisors, shareholders or officers of Landlord or of any partnership which is a partner of Landlord, or any of them, or any of their personal assets for such satisfaction.

           Section 16.02 Transfer Of Landlord's Interest. In the event of the sale or other transfer of Landlord's right, title and interest in the Premises or the Building (except in the case of a sale-leaseback financing transaction in which Landlord is the lessee), and Landlord thereupon and without further act by either party hereto shall be released from all liability and obligations hereunder derived from this Lease arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or transfer. Tenant shall have no right to terminate this Lease nor to abate Rent nor to deduct from nor setoff nor counterclaim against Rent because of any sale or transfer (including, without limitation, any sale-leaseback) by Landlord or its successors or assigns.

                    ARTICLE 17. SUBORDINATION AND ATTORNMENT

           This Lease is and shall be subject and subordinate to (a) any Underlying Lease and to any amendment, modification, renewal or extension thereof and (b) any Fee Mortgage and to each and every advance made thereunder and to all renewals, modifications, amendments, consolidations, replacements or extension thereof. This clause shall be self operative and no further instrument of subordination shall be required; provided, however that Landlord shall use its best efforts to obtain from any Overlandlord and Fee Mortgagee a nondisturbance and attornment agreement in form reasonably satisfactory to Tenant and such Overlandlord or Fee Mortgagee, as applicable. In no event shall the acquisition of title to the Building by a purchaser which, simultaneously therewith, leases the entire building back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time to time in title, for performance of Landlord's obligations hereunder. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor. Tenant agrees that, upon the request of Landlord, or any such Fee Mortgagee or Overlandlord, Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes and to carry out the intent of this Article.

                       ARTICLE 18. ESTOPPEL CERTIFICATES

           Section 18.01 Tenant's Agreement To Deliver. From time to time, within twenty (20) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord or to any Fee Mortgagee, a statement in writing in such form as is reasonably required by Landlord or such Fee Mortgagee, stating (a) the Rent Commencement Date and date of expiration of the Main Term or any Renewal Terms, as applicable, (b) the Basic Rent and Additional Rent payable hereunder and the date(s) through which paid, (c) the amount of any Security Deposit hereunder, (d) the square footage of the portion of the building leased hereby, (e) whether, to the best of Tenant's knowledge, there exist any uncured defaults hereunder on the part of either Landlord or Tenant and (f) such other matters as are reasonably requested by Landlord or such Fee Mortgagee.

                          ARTICLE 19. QUIET ENJOYMENT

           Section 19.01 Faithful Performance. Upon payment by the Tenant of the Rent herein provided for, and upon the observance and performance of all of the agreements, covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and mortgages, leases and other matters to which this Lease is subordinate.

                     ARTICLE 20. SURRENDER AND HOLDING OVER

           Section 20.01 Delivery After Term. Tenant shall deliver up and surrender to Landlord possession of the Premises upon expiration or earlier termination of the Term, broom clean, free of debris, in good order, condition and state of repair (excepting ordinary wear and tear), and shall deliver the keys to Landlord. If not sooner terminated as herein provided, this Lease shall terminate at the end of the Main Term as provided for in Article 3 without the necessity of notice from either Landlord or Tenant to terminate the same, Tenant hereby waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given.

           Section 20.02 Effect Of Holding Over; Rent. If Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after any termination of this Lease, no tenancy or interest in the Premises shall result therefrom but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall pay upon demand to Landlord during any period which Tenant shall hold the Premises after the Term has expired, as liquidated damages, a sum equal to all Additional Rent provided for in this Lease plus an amount computed at the rate of 200% of the then applicable Basic Rent for such period.

                            ARTICLE 21. CONDEMNATION

           Section 21.01 All Of Premises Taken. If the whole of the Premises shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain or by agreement or conveyance in lieu thereof (each being hereinafter referred to as "Condemnation"), this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a refund by Landlord of any Rent as shall have been paid in advance for a period subsequent to the date of the taking.

           Section 21.02 Less Than All Of The Premises Taken. If less than all but more than twenty-five percent (25%) of the GLA in the Premises is taken by Condemnation, or if (regardless of the percentage of the GLA in the Premises which is taken), the remainder of the Premises cannot be used for the carrying on of Tenant's business, then in either event Landlord or Tenant shall have the right to terminate this Lease upon notice in writing to the other party within ninety (90) days after possession is taken by such Condemnation. If this Lease is so terminated, it shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to the date of the taking. If this Lease is not so terminated, it shall terminate only with respect to the parts of the Premises so taken as of the day of possession shall be taken by such authority, and Tenant shall pay Rent up to that day with a refund by Landlord of any Rent as may have been paid for a period subsequent to the date of the taking on account of the portion of the Premises taken and, thereafter, the Rent shall be reduced in direct proportion to the amount of GLA of the Premises taken and Landlord agrees, at Landlord's cost and expense, as soon as reasonably possible to restore the portion of the Premises remaining to a complete unit of similar quality and character as existed prior to such appropriation or taking (to the extent feasible); provided that Landlord shall not be required to expend more on such restoration than an amount equal to the condemnation award received by Landlord (less all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award) for the GLA so taken multiplied by a fraction, the numerator of which is the GLA in the Premises which was taken and the denominator of which is the GLA in the Building which was taken, and Rent shall be equitably abated hereunder on account of any material portion of the Premises remaining which Tenant cannot use and occupy during the period of any such restoration.

           Section 21.03 Building Taken. If any part of the Building is taken by Condemnation so as to render, in Landlord's sole judgment, the remainder unsuitable for use as a warehouse and/or industrial building, Landlord shall have the right to terminate this Lease upon notice in writing to Tenant within thirty (30) days after possession is taken by such Condemnation, provided all other leases of the Building are simultaneously so terminated. If Landlord so terminates this Lease, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay Rent and perform all of this other obligations under this Lease up to that date with a refund by Landlord of any Rent as may have been paid in advance for a period subsequent to such possession.

           Section 21.04 Ownership Of Award. As between Landlord and Tenant, all damages for any condemnation of all or any part of the Building, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, and Tenant's leasehold improvements, shall belong to the Landlord without any deduction therefrom for any present or future estate of the Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to the Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversing or fee of the Premises, or Tenant's leasehold, reversion or fee of the Premises, or Tenant's leasehold improvements, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture and fixtures.

                           ARTICLE 22. MISCELLANEOUS

           Section 22.01 Interpretation.

                    (a) The captions, table of contents and index of defined terms appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, limit, construe or describe the scope or intent of such Sections of this Lease not in any way affect this Lease. Except where otherwise expressly provided, each reference in this Lease to a Section or Article shall mean the referenced Section or Article in this Lease.

                    (b) The parties hereto agree that all provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate provision hereof.

                    (c) Although the Lease was drawn by Landlord, this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

           Section 22.02 Relationship Of Parties. Nothing herein contained shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant nor cause Landlord to be responsible in any way for the acts, debts or obligations of Tenant.

           Section 22.03 Notices. Any notice, demand, request, approval, consent or any other instrument which may be or is required to be given under this lease shall be in writing and, shall be deemed to have been given (i) when sent by reputable overnight carrier or (ii) when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to landlord or Tenant to the respective addresses set forth under Fundamental
Lease provisions of this Lease and/or such other address or addresses as either party may designate by notice to the other in accordance with this Section.

           Section 22.04 Successors. This lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon (subject to Article 16) Landlord, its successors and assigns, and shall be binding upon Tenant, its heirs, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord.

           Section 22.05 Broker's Commission. Tenant warrants and represents to Landlord that Tenant has dealt with no broker, consultant, finder or like agent who or which might be entitled to a commission in connection with this Lease other than as set forth on the Addendum To Lease ("Broker"). Based upon such representation and warranty, Landlord agrees to pay Broker a commission pursuant to a separate agreement between Landlord and Broker. Tenant agrees and does hereby indemnify and save Landlord and its successors, legal representatives and assigns harmless from and against all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorney's fees and disbursements, that may arise from any claim by any other broker, consultant, finder or like agent claiming to have dealt with Tenant. The foregoing representation and covenant shall survive the expiration of this Lease.

           Section 22.06 Unavoidable Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. After the Rent Commencement Date the provisions of this Section shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the terms of this Lease and shall not extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

           Section 22.07 Severability. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision invalid and the other which would render the provision valid, then the provision shall have the meaning which renders it valid. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to the persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

           Section 22.08 Other Tenants. Landlord reserves the right to effect such other tenancies in the Building as Landlord shall determine in the exercise of its sole business judgment.

           Section 22.09 Applicable Law. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

           Section 22.10 Waiver.

                    (a) The waiver by Landlord or Tenant of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other terms, covenant, agreement or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord or payment of Rent by Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord, as the case may be, of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term, agreement or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing by Landlord or Tenant, as the case may be.

                    (b) No waiver of any covenant, term, agreement or condition of this forfeiture, or for any other reason. No waiver by Landlord in respect to one or more tenants or occupants of the Building shall constitute a waiver in favor of any other tenant. Landlord's or Tenant's consent to, or approval of, any act by Tenant requiring Landlord's consent or approval, or by Landlord requiring Tenant's consent or approval as specifically herein provided, as applicable, shall not be deemed to waive or render unnecessary Landlord's or Tenant's, as applicable, consent to or approval of any subsequent similar act by Tenant or Landlord.

           Section 22.11 Accord And Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying such check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

           Section 22.12 Corporate Tenants. Tenant hereby covenants and warrants that: Tenant is a duly constituted corporation qualified to do business in the State of New Jersey, all Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and the persons executing this Lease on behalf of Tenant are duly authorized by the governing body of such corporation to execute and deliver this Lease on behalf of the corporation.

           Section 22.13 Recording. Neither this Lease nor short form or memorandum hereof shall be recorded by either party hereto.

           Section 22.14 Entire Agreement.

                    (a) There are no oral agreements between the parties affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties, and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

                    (b) This Lease, including the Exhibits and addenda hereto, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Building. No alteration, amendment, change or addition to this Lease shall be binding upon landlord or Tenant unless reduced to a writing signed by each party and delivered to the other.

           Section 22.15 Execution Of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective as a lease only upon execution and legal delivery thereof by the parties hereto. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

           Section 22.16. Hazardous Materials. Tenant represents and warrants that it shall not place or permit to be placed upon the Premises or Common Areas any materials under federal, state, or local law, statute, ordinance or regulations, or court or administrative order or decrees, or private agreement (collectively hereinafter "Environmental Requirements"), which requires special handling in collection, storage, treatment or disposal (such materials hereinafter being referred to as "Hazardous Materials"). Tenant agrees to (i) give written notice to Landlord immediately upon Tenant's acquiring knowledge of the presence of any Hazardous Materials on the Premises or Common Areas with a full description thereof; (ii) promptly comply with and insure that all of Tenant's subtenants comply with any Environmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials and provide Landlord with satisfactory evidence of such compliance; and (iii) defend, indemnify and hold harmless Landlord from any and all claims, costs, and expenses which may now or in the future be asserted, imposed, or incurred as a result of the introduction by Tenant, its agents, employees, invitees or subtenants of any Hazardous Materials on the Premises or Common Area. Tenant shall, at its own cost and expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., the regulations promulgated thereunder and any successor legislation and regulations ("ISRA") during the Term, to the extent that same is necessary as a result of an assignment of this Lease by Tenant or sublease or license of the Premises by Tenant or termination of the Lease as a result of a default of Tenant (but not if the termination is due to the default of Landlord), but Landlord shall execute such documents as may be required by ISRA in connection therewith. Nothing herein contained shall require Tenant to incur any costs or otherwise to comply with any Environmental Requirements unless and to the extent Tenant is otherwise specifically required so to do under this
Section 22.18. In event that any of Tenant's obligations under this Section
22.18 are not completed prior to the termination of this Lease, Tenant shall have the right to access the Premises as necessary to complete its obligations hereunder; provided, however, that by virtue of such acts Tenant shall not be deemed a holdover Tenant or otherwise subject to any of the obligations of Tenant under this Lease, including, but not limited to, the payment of Rent. Tenant shall provide all information within Tenant's control requested by Landlord or the Industrial Site Evaluation Element or its successor ("Element") of the New Jersey Department of Environmental Protection and Energy or its successor ("NJDEPE") for preparation of a non-applicability affidavit or other type of submission, should Landlord or NJDEPE so request, and Tenant shall promptly execute such affidavit or submission provided that Tenant finds the information contained in the affidavit or submission to be complete and accurate. If ISRA compliance becomes necessary on the Premises due to any action or non-action on the part of Landlord or Overlandlord, including, but not limited to, Overlandlord's execution of a sales agreement for the Premises, any change in ownership of the Premises, initiation of bankruptcy proceedings by or against the Landlord or the Landlord under any Underlying Lease, Landlord's or Overlandlord's financial reorganization or sale of the controlling share of Landlord's or Overlandlord's assets, then Landlord and Overlandlord shall comply with ISRA and all requirements of the Element and NJDEPE at landlord's own expense. Notwithstanding anything to the contrary herein contained, Landlord consents to Tenant's use in and about the premises of propane operated forklifts provided that Tenant complies with applicable law relating thereto and all rules, regulations and requirements of governmental authorities having jurisdiction over the use, operation and storage of such devices.

           Section 22.17 Tenant's Self Help and Termination Rights. Notwithstanding anything to the contrary herein contained, Tenant shall have the right to terminate this Lease upon twenty (20) days written notice to landlord if, due to Landlord's failure to comply with its obligations hereunder or any act or omission (including the breach of any representation or warranty of or by Landlord hereunder) by Landlord, its agents, employees or contractors, the conduct of Tenant's business in the Premises is materially and adversely interrupted or impaired such that fifty percent (50%) or more of the GLA in the Premises is rendered wholly unfit for carrying on Tenant's business therein for a period of thirty (30) consecutive days. In addition to the foregoing, in the event of any emergency condition occurring in or about the Premises which materially and adversely effects Tenant's use and occupancy of the Premises, Tenant shall be entitled, upon twenty-four (24) hours telephonic notice to Landlord and Landlord's failure promptly to respond thereto, to take such actions nd expend such monies as shall reasonably be required in order to correct such emergency condition. Landlord shall reimburse Tenant for any reasonable cost thereof within thirty (30) days of written request therefor, including evidence of all costs so incurred, if Landlord was otherwise obligated under this Lease to cure such emergency condition, failing which Tenant shall be entitled to withhold from the next Rent due and payable hereunder such reasonable cost.

           IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                            SDI TECHNOLOGIES, INC.
                                            a Delaware corporation

                                            By:/s/ Samuel Laniado
                                               ---------------------------------
                                               Name:  Samuel Laniado
                                               Title: Executive Vice President

                                            TENANT:

                                            B. DALTON BOOKSELLER, INC.,
                                            a Minnesota corporation

                                            By:/s/ Stephen Riggio
                                               ---------------------------------
                                               Name:
                                               Title:

                               ADDENDUM TO LEASE

           This Addendum to Lease is hereby made a part of that certain Lease between SDI TECHNOLOGIES, INC., as Landlord, and B. DALTON BOOKSELLER, INC., as Tenant, for those Premises identified on Exhibit B annexed hereto.

           In the event a conflict arises between the provision of this Addendum to Lease and any other part of this Lease, this Addendum shall modify and supersede such other part of this Lease to the extent necessary to eliminate any such conflict, but no further. All terms which are defined in this Lease shall have the same meaning when used herein.

     1. Basic Rent. Tenant shall pay to Landlord Basic Rent in the manner ad as more fully described in the Lease, as follows:

                     Main Term              Annual             Monthly
                     ---------              ------             -------

           Rent Commencement Date-        $290,000.00        $24,166.67
                     9/30/95

     2. Renewal Option. Tenant shall have the right, option and privilege of extending the Term hereof for three (3) successive Renewal Terms of twelve (12) months each (the "Renewal Option") (each such Renewal Terms to be exercised consecutively). In the event Tenant elects to exercise the Renewal Options), the following shall apply:

          (a) Tenant shall notify Landlord, in writing, of the exercise of the Renewal Option(s) at least six (6) months prior to the expiration date as then constituted; and

          (b) The Renewal Term(s) shall be subject to all of the terms, covenants and conditions of the Lease, including, without limitation, the obligation to pay Basic Rent, as follows:

           Renewal Term        Annual                 Monthly
           ------------        ------                 -------

               1             $305,000.00            $25,416.67
               2             $325,000.00            $27,083.34
               3             $345,000.00            $28,750.00

     3. Broker. Supplementing the provisions of Section 22.05 of the Lease, Broker, as more fully described therein, shall mean Benchmark Associates, Inc., having an office at 377 Hoes Lane, Piscataway, New Jersey 08854.

     4. Consent of Fee Mortgagee. This Lease and Tenant's right to possession of the Premises is conditioned upon and subject to the express written consent of NJEDA and the Credit Bank to the terms and provisions hereof. Landlord shall supply to Tenant and Tenant will, promptly upon the execution hereof, deliver to Landlord a duly completed NJEDA Project Occupancy Information Form For
Closed Projects (the "NJEDA Form"). Landlord shall thereupon submit the NJEDA Form, together with a fully executed copy hereof, for such approval. This Lease shall be deemed cancelled and of no further force and effect, and neither party hereto shall any have rights or obligations to the other hereunder, if NJEDA and the Credit Bank shall fail to so approve this Lease within thirty (30) days of the date hereof. Landlord shall not be liable to Tenant for any failure or delay in obtaining such approvals. Landlord shall provide prompt written notice to Tenant of receipt of such approvals, together with a copy thereof, and Tenant shall thereupon be entitled to possession of the Premises subject to and in accordance with the provisions hereof.

                            FIRST AMENDMENT OF LEASE

     THIS AMENDMENT between SDI Technologies, Inc. ("Landlord") and B. Dalton Bookseller, Inc. ("Tenant") is executed this 18 day of March, 1997.

                              W I T N E S S E T H

     WHEREAS, the Tenant is currently leasing 100,000 square feet of space from the Landlord at the building located at 308 Herrod Boulevard, South Brunswick, New Jersey (the "Building") under the following Lease and desires to extend the term of the Lease under the following terms and conditions;

     NOW THEREFORE, in consideration of the additional terms and conditions herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

           (c) EXTENSION OF LEASE AGREEMENT. Under the Indenture of Lease dated June 7, 1994 between the parties (the "Lease"), Tenant is leasing 100,000 square feet of space (the "Original Space") in the Building. The parties agree that the Term of the Lease shall be extended until September 30, 1999 at the rent specified herein.

           (d) RENT. Effective October 1, 1997, the Annual Basic Rent for the Original Space shall be Three and 45/100 Dollars ($3.45) per square foot with payments continued to be made monthly.

           (e) OPTIONS TO RENEW. Provided Tenant is not in default under any of the terms of the Lease beyond any applicable cure period, Tenant shall have the right, option and privilege of extending the Term hereof for seven (7) successive Renewal Terms of twelve (12) months each (each a "Renewal Option"), each such Renewal Option to be exercised consecutively except as follows. In the event Tenant elects to exercise the Renewal Options, the following shall apply:

           (a) Tenant shall notify Landlord in writing of the exercise of a Renewal Option at least six (6) months prior to the expiration date as then constituted; and

           (b) The Renewal Term(s) shall be subject to all the terms, covenants and conditions of the Lease and Addendum, including without limitation, the obligation to pay Annual Basic Rent (on a monthly basis) as follows;

           Renewal Option         Renewal Term            Annual Basic Rent

                1             10/1/1999-9/30/2000           $3.60 per sq.ft.
                2             10/1/2000-9/30/2001           $4.00 per sq.ft.
                3             10/1/2001-9/30/2002           $4.10 per sq.ft.
                4             10/1/2002-9/30/2003           $4.20 per sq.ft.
                5             10/1/2003-9/30/2004           $4.50 per sq.ft.
                6             10/1/2004-9/30/2005           $4.75 per sq.ft.
                7             10/1/2005-9/30/2006           $5.00 per sq.ft.

           (c) Notwithstanding the above, Tenant shall have the right to elect to exercise Renewal Options 2 through 4 at one time in which case the Annual Basic Rent shall be $4.00 per square foot for the entire three (3) year Renewal Term. Likewise, Tenant shall also have the right to elect to exercise Renewal Options 5 through 7 at one time in which case the Annual

Basic Rent shall be $4.50 per square foot for the entire three (3) year Renewal Term. The exercise by Tenant of any of the Renewal Options set forth in this subparagraph (c) shall not affect Tenant's right to exercise subsequent Renewal Options which may be available to Tenant hereunder.

           (d) In addition, the Renewal Terms shall also be subject to the conditions set forth in the Addendum of Lease to the original Lease.

           (f) RIGHT OF FIRST OFFER. (a) Landlord is currently leasing approximately 200,000 square feet of space (the "Michigan Space") in the Building to Michigan Distribution Centers, Inc. (the "Michigan Lease"). If Landlord does not renew or extend the Michigan Lease for all or any part of the Michigan Space, Tenant shall have the right of first offer ("Right of First Offer") to lease all or any portion of the Michigan Space (the "Offer Space") on the same terms and conditions as contained in the Lease provided (i) Tenant is not in default under any of the terms of the Lease beyond the applicable cure period and (ii) the Annual Basic Rent for the Offer Space shall not exceed, on a per square foot basis, 110% of the per square foot rent then being paid by Tenant under the Lease. Landlord shall have the obligation to notify Tenant in writing of the availability of all or any portion of the Offer Space before Landlord advertises its availability to any third party. Tenant shall have fifteen (15) days from the receipt of Landlord's notice to notify Landlord in writing that the Tenant wishes to lease the Offer Space upon the same terms and conditions as contained in the Lease. In the event that Tenant does not exercise its Right of First Offer within the 15 days as set forth above, Tenant shall have two (2) additional successive periods, each of 15 days, to the extent the date on which Tenant must exercise its Right of First Offer provided Tenant informs Landlord that Tenant needs such additional time. If Tenant fails to exercise such Right of First Offer within the time periods provided above, the Right of First Offer shall terminate.

           (b) At Tenant's option, all of the work required to separate the Offer Space from the Michigan Space (including, without limitation, erection of a demising wall or fence and the separation of utilities) shall either be performed (i) by Tenant, at Tenant's sole cost and expense, or (ii) by Landlord in which case Landlord's Separation Costs (hereinafter defined) shall be paid by Tenant by dividing the total Separation Costs by the number of months remaining in the Term and paying such resulting amount, together with interest at the rate of ten percent (10%) per annum, in equal monthly installments on the first day of each month until the Separation Costs are fully paid. For purposes hereof, "Separation Costs" shall mean the costs incurred by Landlord in separating the Offer Space from the Michigan Space as documented by paid invoices and final lien waivers from all contractors, subcontractors and materialmen and pursuant to a construction budget and specifications approved by Tenant in writing.

           (g) CONSTRUCTION OF OFFICE SPACE. Landlord shall construct up to 6,000 square feet of office space ("Office Space") for Tenant within Tenant's current space under the following terms and conditions. As soon as possible, Landlord shall select an architect approved by Tenant who shall draw up plans to the Tenant's specifications. Tenant shall have the right to review, modify and approve in writing such plans. Based upon the approved plans, Landlord shall obtain bids from at least three (3) bondable, reputable contractors who are licensed in the State of New Jersey. Landlord and Tenant shall review each of the bids and construction budgets. Tenant shall have the right to modify the scope of construction to reduce the cost thereof. Upon mutual approval by Landlord and Tenant of a bid and construction budget, Landlord shall enter into a fixed price construction contract. No change orders shall be performed unless agreed to in writing by Tenant (the fixed price of the construction contract, together with change orders approved by Tenant, are hereinafter referred to as the "Fixed Price"). Upon completion of the construction in accordance with Tenant's specifications and the approved plans, Tenant shall reimburse Landlord for all costs of construction including architectural fees upon receipt of a certificate of occupancy, paid invoices and final lien waivers. In no event shall Tenant be obligated to pay an amount greater than the Fixed Price. Landlord shall use its best efforts to complete the construction within 120 days from the date Landlord obtains a building permit (such 120-day period, as same may be extended pursuant to the immediately succeeding sentence, hereinafter referred to as the "Outside Date"). It is understood that the Landlord's obligation to perform shall be extended in the event of any occurrence of an unavoidable delay as set forth in Section 22.06 of the Lease provided Landlord gives Tenant written notice of the event causing such delay within five (5) business days of its occurrence, failing which Landlord shall be deemed to have waived the force majeure delay. In the event the Landlord shall be in default of its obligation to complete construction by the Outside Date, Tenant's sole remedy shall be to complete the construction itself using its own contractor but Tenant shall not be obligated to reimburse Landlord or its contractor for the costs incurred by Landlord unless and to the extent that Tenant is able to use the improvements performed by Landlord, and, in addition, Tenant shall receive a credit against the next monthly installments of Basic Annual Rent and additional rent in an amount equal to the basic rent attributable to the Office Space on a per square foot basis during the period that Tenant completes construction of the Office Space. All plans and construction work shall be subject to local building codes and approvals of the applicable governmental authorities.

           (h) ADDITIONAL RENT AND RENT PAYMENTS. The provisions of the Lease with respect to any costs or changes in addition to the basic rent such as for taxes, insurance, utilities, and all other "net lease" provisions shall likewise be applicable to the leasing of the Offer Space such that Tenant's proportionate share thereof shall increase by the amount of space contained within the Offer Space, and shall continue to apply to the extension of the Lease. The rent shall continue to be payable monthly in advance on the first day of each month.

           (i) SURVIVAL OF LEASE TERMS AND CONDITIONS. All other terms and conditions of the Lease shall remain in effect and shall apply with respect to the extension of the Lease or the leasing of the Offer Space herein.

WITNESS:                                B. DALTON BOOKSELLER, INC.

/s/ Jan Rizzo                           By: /s/ William F. Duffy, V.P. Finance
---------------------------                 ----------------------------------


WITNESS:                                SDI TECHNOLOGIES

/s/                                     By: /s/
---------------------------                 ----------------------------------

WITNESS:                                EXIT 8A, L.P., Overlandlord

/s/                                     By: /s/
---------------------------                 ----------------------------------

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made as of the 7th day of November, 1997, by and between SDI Technologies, Inc., a Delaware corporation, having an office at 1299 Main Street, Rahway, New Jersey 07065, ("Landlord"), and B. Dalton Bookseller, Inc., a Minnesota corporation, having an office at 122 Fifth Avenue, New York, New York 10011 ("Tenant").

                                   RECITALS:

     WHEREAS, Landlord and Tenant are parties to that certain Indenture of Lease, dated as of June 7, 1994 (as amended, the "Lease"); and

     WHEREAS, Tenant is currently leasing 100,000 square feet of space, as more particularly set forth in the Lease (the "Premises"), from Landlord at the building located at 308 Herrod Boulevard, South Brunswick, New Jersey (the "Building"); and

     WHEREAS, Landlord and Tenant desire to set forth their agreement modifying the terms and conditions of the Lease and specifically Section 5 of the First Amendment of the Lease, dated March 18, 1997.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Landlord grants Tenant the right to construct approximately 11,500 square feet of offices and to renovate approximately 2,800 square feet of the Premises (collectively the "Work")

     2. Landlord has inspected the plans and specifications of the Tenant's architect for the Work (identified and attached hereto as Exhibit A), and Landlord hereby grants its approval for the Work as shown on Exhibit A.

     3. Tenant shall pay for all costs of construction, (including architectural fees) and supervise all phases of construction. Tenant agrees that all plans and construction work shall be subject to local building codes and approvals of the applicable governmental authorities and Tenant warrants that the Work will be performed in conformity with Exhibit A.

     4. Landlord agrees that at the end of the term of the Lease, and all subsequent extensions thereof, that Tenant has no responsibility nor obligation to restore Building to the condition in which it existed prior to the Work and that Landlord will make no demand or request for such restoration.

     5. Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Second Amendment or the negotiation hereof, and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation.

     6. The Lease is hereby modified and supplemented. Wherever there exists a conflict between this Second Amendment and the Lease, the provisions of this Second Amendment shall control. Except as otherwise indicated herein, capitalized terms shall be defined in the manner set forth in the Lease. Except as modified and supplemented hereby, the Lease is hereby confirmed and shall remain in full force and effect.

     7. This Second Amendment shall be binding against, and shall accrue to the benefit of, Landlord and Tenant's successors and assigns.

     THIS SECOND AMENDMENT is executed and delivered as of the date first above written.

WITNESS:                                 TENANT
                                         B. DALTON BOOKSELLER, INC.

/s/ Alan Lichtenstein                    By:/s/ William F. Duffy, V.P. Finance
----------------------------                ----------------------------------


WITNESS:                                 LANDLORD
                                         SDI TECHNOLOGIES, INC.

/s/ Illegible                            By:/s/ Samuel Laniado
----------------------------                -------------------------


WITNESS:                                 EXIT 8A, L.P., Overlandlord

/s/ Illegible                            By:/s/ Samuel Laniado
----------------------------                -------------------------

                       THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment") is made as of the 12 day of February, 1998, by and between SDI Technologies, Inc., a Delaware corporation, having an office at 1299 Main Street, Rahway, New Jersey 07065, ("Landlord"), and B. Dalton Bookseller, Inc., a Minnesota corporation, having an office at 122 Fifth Avenue, New York, New York 10011 ("Tenant").

                                   RECITALS:

     WHEREAS, Landlord and Tenant are parties to that certain Indenture of Lease, dated as of June 7, 1994, as amended by that certain First Amendment to Lease dated March 18, 1997, as further amended by that certain Second Amendment to Lease, dated November 7, 1997 (the "Lease"); and

     WHEREAS, Tenant is currently leasing 100,000 square feet of space, as more particularly set forth in the Lease (the "Premises"), from Landlord at the building located at 308 Herrod Boulevard, South Brunswick, New Jersey (the"Building" and the "Land"); and

     WHEREAS, Tenant desires to lease the remainder of the leasable space in the Building from Landlord consisting of an additional 200,000+/- square feet (the "Additional Space") which Additional Space is presently occupied by Total Logistic Control, Inc. (hereinafter "TLC"); and

     WHEREAS, Landlord and Tenant desire to set forth their agreement modifying the terms and conditions of the Lease to: (i) extend the term of the Lease,
(ii) add additional space to the Premises, and (iii) otherwise modify the lease as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     23. Landlord hereby agrees to use its best efforts to deliver approximately 100,000+/- square feet of the Additional Space located in the center section of the Building (the "First Space") to Tenant on March 1, 1998 (the "First Space Delivery Date"), and from and after the First Space Delivery Date Tenant agrees to accept and lease the First Space pursuant to the terms set forth herein. The First Space is outlined in red ink on the leasing plan of the Building annexed hereto as Exhibit "A".

     24. Landlord hereby agrees to use its best efforts to deliver the remainder of the Additional Space (the "Second Space"), consisting of 100,000+/- square feet to Tenant on September 1, 1998 or such earlier date designated by Landlord pursuant to a written notice given to Tenant at least forty-five (45) days prior to the date on which the Second Space shall be delivered to Tenant (the "Second Space Delivery Date"). Tenant shall accept and lease the Second Space from and after the Second Space Delivery Date. The Second Space is outlined in blue ink on the leasing plan of the Building annexed hereto as Exhibit "A".

     3. From and after the First Space Delivery Date, references in the initial lease and in the First and Second Amendments to the term "Term" shall be amended and replaced so that the term "Term" shall thereafter mean the period of sixty (60) full months, plus any partial month so that the Initial Term ends on the last day of the sixtieth (60th) calendar month after the First Space Delivery Date (the "Initial Term"). In addition, Tenant shall have the option to extend the Term for three separate successive periods, each consisting of two years (respectively, the "First Renewal Period", the "Second Renewal Period" and the "Third Renewal Period"). Tenant shall, if Tenant elects to exercise an option, give written notice to Landlord of its election to renew no later than One Hundred Eighty (180) days prior to the commencement of such renewal period. "Term" shall mean the Initial Term, plus any renewal(s) exercised by Tenant, if any.

     4. From and after the First Space Delivery Date, the amounts set forth as Annual Basic Rent shall be deemed deleted and, thereafter, the Annual Basic Rent shall be determined by multiplying the then gross leasable area of the Premises by: (i) Three and 82/100 Dollars ($3.82) during the Initial Term; (ii) Four and 50/100 Dollars ($4.50) during the First Renewal Period; (iii) Four and 80/100 Dollars ($4.80) during the Second Renewal Period; and (iv) Five and 25/100 Dollars ($5.25) during the Third Renewal Period. Payments of Annual Basic Rent shall be made as set forth in the initial lease.

     5. From and after delivery and acceptance of the First Space, Premises shall mean the premises originally demised under the Lease and the First Space, and, after delivery of the Second Space, Premises shall mean the premises originally demised under the Lease, the First Space and the Second Space.

     6. Landlord shall enter into an agreement with TLC terminating TLC's right under any existing lease, occupancy agreement, license or any other agreement to occupy or possess, (i) the First Space as of the First Space Delivery Date, and (ii) the Second Space as of the Second Space Delivery Date. Landlord shall use best efforts to obtain vacant possession of the Additional Space no later than the delivery dates set forth in paragraphs 1 and 2 above, which best efforts shall include, but not be limited to, the diligent taking of all necessary action, legal and otherwise, in order to obtain such possession of the First Space and the Second Space from TLC. Annexed hereto and made a part hereof as Exhibit "B" is a copy of the fully executed termination agreement between Landlord and TLC with respect to TLC's surrender of space.

     7. Upon delivery of the First Space to Tenant in the Required Delivery Condition (hereinafter defined), Tenant shall pay to Landlord the sum of Three Hundred and Fifty Thousand ($350,000.00) Dollars in consideration of Landlord's obtaining the Additional Space and entering into this Third Amendment.

     8. As a condition precedent to Tenant's obligation to accept possession of the First Space and/or Second Space, as the case may be, Landlord shall deliver the First Space and Second Space vacant and in the Required Delivery Condition (as defined herein) or, if necessary, perform all work necessary to place the First Space and Second Space in the Required Delivery Condition, provided however, that Landlord shall not be obligated to incur more than Twenty Thousand ($20,000.00) Dollars (the "Cap") in connection with any work necessary to deliver the First Space and Second Space in the Required Delivery Condition. If Landlord shall be unable to deliver the First Space and/or the Second Space in the Required Delivery Condition because the expense for the combined work for both spaces exceeds the Cap, then Landlord shall deliver a reasonably detailed statement listing the work which has or will be done, the work which will not be completed, along with an itemized breakdown of the costs for each item of work actually completed, anticipated to be completed, or work which will not be done by Landlord because the expense exceeds the Cap. The Required Delivery Condition shall mean:

           (i) The First Space and Second Space shall be delivered broom clean, in good condition and in compliance with all applicable laws and codes, including without limitation, the Americans with Disabilities Act. All Building equipment and systems shall be in good working order including, without limitation, the dock equipment, HVAC, plumbing system and electrical system (with respect to equipment that is not able to be tested due to adverse temperatures, including, but not limited to the air conditioning system(s), Landlord's obligation to ensure that such systems are in good working order shall continue until such time such systems may be properly tested); the concrete floor shall be free of chipping, large cracks and/or holes; and the parking lot shall be free of pot-holes; and

          (ii) The office shall be delivered in good condition and shall be subject to a general "clean-up", including, without limitation, to the extent necessary, the installation of new carpeting, painting and installation of new ceiling tiles.

     9. From and after the First Space Delivery Date and the Second Space Delivery Date, Tenant shall have the right to (i) construct office space in an area or areas in the First Space and/or Second Space, as determined by Tenant ("Office Space Construction"), and (ii) enlarge the parking area contained in and on the Land ("Parking Area Enhancement").

     10. In conjunction with the Office Space Construction and Parking Area Enhancement, Tenant shall obtain all necessary permits and approvals from applicable governmental authorities, shall complete such work in accordance with all laws, ordinances and local building codes, and shall pay for all costs of construction, (including architectural fees) and supervise all phases of construction. Landlord hereby agrees to cooperate and assist Tenant with the application for and the obtaining of any permits and approvals required by the governmental authorities. At the end of the term, Landlord agrees that Tenant shall not be required to remove any of its improvements, including the Office Space Construction and Parking Area Enhancement, if any.

     11. The following shall modify certain provisions of the initial lease, dated June 7, 1994:

          (iii) As of the First Space Delivery Date, any reference to "an exclusive parking area," "exclusive loading dock" and "Exhibit B" (including Section 7.02(b) and 8.05) shall be deemed deleted, and Tenant shall have the right to use all of the parking area and loading docks, which do not exclusively service the remaining TLC space and after the Second Space Delivery Date there shall be no restrictions as Tenant's use of the parking areas and loading docks;

           (iv) From and after the Second Space Delivery Date, Tenant shall have the option, after notice to Landlord, and at Tenant's sole cost and expense, to perform all or a part of any of the common area maintenance obligations set forth in
                         Section 8.02(i) and (iii);

             (v) From and after the Second Space Delivery Date, Landlord shall be limited to making the changes to the common area, as referenced in Section 8.04, solely as a result of any federal, state or local environmental or other law, rule, regulation, guideline, judgment or order;

            (vi) Section 13.01 shall be modified to provide that any "conveyor" installed by Tenant shall also be deemed not to have been permanently affixed to the Premises;

           (vii)         From and after the First Space Delivery Date,
                         Article 17 shall be modified to provide that the Lease shall only be subject and subordinate to
                         (i) any Underlying Lease and (ii) any Fee
                         Mortgage provided a non-disturbance agreement has been delivered to Tenant; and

          (viii)         From and after the Second Space Delivery Date,
                         Section 22.08 shall be deemed deleted.

     12. Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Third Amendment or the negotiation hereof, except for Benchmark Associates, Inc. having an office at 5 Tuttle Avenue, Bedminister, New Jersey 07921 (the "Broker"), and each party agrees to defend, indemnify and hold the other party harmless from any cost, expense or liability, including reasonable attorney's fees, for any breach of this representation, except that Landlord, pursuant to a separate written agreement, shall pay Broker and shall indemnify and hold Tenant harmless from any claim of Broker.

     13. The Lease is hereby modified and supplemented. Wherever there exists a conflict between this Third Amendment and the Lease, the provisions of this Third Amendment shall control. Except as otherwise indicated herein, capitalized terms shall be defined in the manner set forth in the Lease. Except as modified and supplemented hereby, the Lease is hereby confirmed and shall remain in full force and effect.

     14. This Third Amendment shall be binding against, and shall accrue to the benefit of, Landlord and Tenant's successors and assigns.

     15. Landlord hereby represents that Landlord has the full power and authority to enter into the Third Amendment and to consummate the transactions contemplated hereby; the execution, delivery and performance by Landlord of this Third Amendment has been duly authorized by all requisite corporate action on the part of Landlord; and that no consent is required in order for the Landlord to enter into this Third Amendment or to perform its obligations hereunder.

     16. Time shall be of the essence as to the dates contained herein.

         THIS THIRD AMENDMENT is executed and delivered as of the date first above written.

                                          TENANT
                                          B. DALTON BOOKSELLER, INC.

WITNESS:

/s/ Alan Lichtenstein                     By: /s/ William F. Duffy
---------------------------                   ----------------------------------
                                              Name:  William F. Duffy
                                              Title: V.P. Finance

                                          LANDLORD
                                          SDI TECHNOLOGIES, INC.

WITNESS:

/s/ Alan Lichtenstein                     By: /s/ Samuel Laniado
---------------------------                   ----------------------------------
                                             Name:
                                             Title:

APPROVED AND CONSENTED THE DATE FIRST WRITTEN ABOVE:

                                          OVERLANDLORD
                                          EXIT 8A, L.P.

WITNESS:

/s/ Alan Lichtenstein                     By: /s/ Samuel Laniado
---------------------------                   ----------------------------------
                                             Name:
                                             Title: